                                                                    EXHIBIT (AB)


                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 2000-A Monthly Statement

Distribution Date: December 15, 2000           Month Ending:  November 30, 2000

Pursuant to the Series Supplement dated as of May 22, 2000 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above. Series 2000-A Certificates were issued only to qualified institutional buyers and are not publicly available.

NOTICE: The information herein does not include the effects of the increase in Series 2000-A from $2.5 billion to $4 billion, which became effective on December 1, 2000.


1.   Payments for the benefit of investors in Extended Certificates and Maturity Certificates in Series 2000-A on this
     -----------------------------------------------------------------------------------------------------------------
     Distribution Date (per $1000 of Subclass Initial Investor Interest)
     -------------------------------------------------------------------

                                                              Extended       Maturity     Extended      Maturity
                                                             Certificate    Certificate  Certificate   Certificate
       Series  2000-A                           Total         Interest       Interest     Principal     Principal

              Subclass Investor Interest        $0.00          $0.00          $0.00        $0.00         $0.00


2.   Principal Receivables at the end of November, 2000
     --------------------------------------------------

 (a)  Aggregate Investor Interest                                                       $25,256,090,125.03

      Seller Interest                                                                    $8,057,457,021.27

      Total Master Trust                                                                $33,313,547,146.30

 (b)  Group One Investor Interest                                                       $25,256,090,125.03

 (c)  Series 2000-A Investor Interest                                                    $2,500,000,000.00

 (d)  Series 2000-A Aggregate Discount Certificate Subclass Investor Interests           $2,500,000,000.00

 (e)  Series 2000-A Aggregate Extended Certificate Subclass Investor Interests                       $0.00

 (f)  Series 2000-A Aggregate Maturity Certificate Subclass Investor Interests                       $0.00

3.    Allocation of Receivables Collected During November, 2000
      ---------------------------------------------------------

                                                                    Finance Charge        Principal        Yield Collections/
                                                                     Collections         Collections        Additional Funds

 (a)  Allocation of Collections between Investors and Seller

      Aggregate Investor Allocation.                               $393,321,046.26     $3,787,246,876.88        $0.00

      Seller Allocation                                            $122,063,730.36     $1,175,338,789.25        $0.00

 (b)  Group One Allocation                                         $393,321,046.26     $3,787,246,876.88        $0.00

 (c)  Series 2000-A Allocations                                     $38,916,704.48       $374,724,843.65        $0.00

 (d)  Monthly Principal Payment Rate (Principal Collections as a monthly percentage of
      Master Trust Principal Receivables at the beginning of November, 2000)                                    14.99%


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

 (e)  Principal Collections as a monthly percentage of Master Trust Receivables
      at the beginning of November, 2000                                                                        14.77%

 (f)  Finance Charge Collections as a monthly percentage of Master Trust Receivables
      at the beginning of November, 2000                                                                         1.53%

 (g)  Total Collections as a monthly percentage of Master Trust Receivables
      at the beginning of November, 2000                                                                        16.30%

4.   Information Concerning the Series Principal Funding Account ("SPFA")
     --------------------------------------------------------------------
                               Deposits into the   Deficit Amount
                                 SPFA on this         on this           SPFA       Investment
                                Distribution Date   Distribution Date  Balance      Income

       Series 2000-A                        $0.00         0.00         $0.00         $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                                   Total Payments
                              Amount Paid on this         Deficit Amount             through this
                               Distribution Date      on this Distribution Date    Distribution Date

       Series 2000-A                    $0.00                           $0.00                 $0.00

6.   Information Concerning the Series Interest Funding Account ("SIFA")
     -------------------------------------------------------------------

                                                     Deposits into the SIFA       SIFA Balance at the
                                                     on this Distribution Date    end of November, 2000

       Series 2000-A                                           $13,769,389.51          $46,106,779.56

7.   Information Concerning the Proceeds Account
     -------------------------------------------
                                                  Deposits into the Proceeds
                                               Account on this Distribution Date       Proceeds Account
                                                 (other than Issuance Proceeds)            Balance

       Series 2000-A                                                     $0.00                   $0.00

8    Investor Charged-Off Amount
     ---------------------------
                                                                                 Cumulative Investor
                                                        November, 2000           Charged-Off Amount

 (a)  Group One                                        $123,111,982.37                          $0.00

 (b)  Series 2000-A                                     $12,181,175.36                          $0.00

 (c)  As an annualized percentage of
      Principal Receivables at the
      beginning of November, 2000                                 5.85%                           N/A

9.   Investor Losses for November, 2000
     ----------------------------------
                                                                                 Per $1000 of Initial
                                                               Total            Series Investor Interest

 (a)  Group One                                               $0.00                              $0.00

 (b)  Series 2000-A                                           $0.00                              $0.00

10.  Reimbursement of Investor Losses for November, 2000
     ---------------------------------------------------
                                                                                 Per $1000 of Initial
                                                               Total            Series Investor Interest

 (a)  Group One                                               $0.00                              $0.00

 (b)  Series 2000-A                                           $0.00                              $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses as of the end of November, 2000
     --------------------------------------------------------------------------------
                                                                                 Per $1000 of Initial
                                                               Total            Series Investor Interest

 (a)  Group One                                               $0.00                              $0.00

 (b)  Series 2000-A                                           $0.00                              $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------

 (a)  Group One                                            $42,111,441.09

 (b)  Series 2000-A                                         $4,166,666.67

13.  Total Available Credit Enhancement Amounts
     ------------------------------------------
                                                                                   Class A Amount

 (a)  Maximum Amount on this Distribution Date                                     $200,000,000.00

 (b)  Available Amount on this Distribution Date                                   $200,000,000.00

  (c)  Amount of Drawings on Credit Enhancement
       on this Distribution Date                                                             $0.00

  (d)  Credit Enhancement Fee on this
       Distribution Date                                                               $162,284.42

14.  Delinquency Summary
     -------------------
      Master Trust Receivables Outstanding at the end of November, 2000         $33,817,556,119.54

                              Delinquent Amount      Percentage of Ending
       Payment Status          Ending Balance       Receivables Outstanding

       30-59 days                $784,060,155.63             2.32%

       60-179 days             $1,472,473,844.71             4.35%

15.  Excess Spread Percentages on this Distribution Date(1)
     ------------------------------------------------------

 (a)  Group One(2)                                                                           4.22%

 (b)  Series 2000-A(3)                                                                       4.10%

16.  Net Charge-Offs on this Distribution Date(4)
     --------------------------------------------
      Charge-offs net of recoveries as an annualized percentage of
      Principal Receivables at the beginning of November, 2000                               5.14%

17.  Information concerning the MC Purchase Agreement
     ------------------------------------------------
 (a)  Total purchases made pursuant to the MC Purchase Agreement
      during November, 2000                                                                  $0.00

 (b)  Total Available Commitments at the end of November, 2000                     $700,000,000.00

 (c)  Aggregate amount on deposit in any MC Purchase Accounts
      at the end of November, 2000                                                           $0.00

                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee

                                   BY:
                                      --------------------------------
                                             Vice President

--------------------------------------------

(1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 15(a)) and the Series Excess Spread Percentage (Item 15(b)) in assessing the current performance or the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is equal to (a) the sum of Finance Charge Collections, Yield Collections, Additional Investor Funds and any Investment Income for this Series (see Item 3(c)) minus (b) the sum of
       (i) the product of (A) the Class Invested Amount for such Distribution Date and (B) a fraction, the numerator of which is the Class A Weighted Average Certificate for that Class, and the denominatorof which is 360 divided by the actual number of days from and including the immediately preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Series Closing Date) to but excluding the current Distribution Date, (ii) the Investor Servicing Fee (see Item 12(b)), (iii) the Investor Charge-Off Amount (see Item 8(b)), (iv) the Credit Enhancement Fee (see Item 13(d)), (v) the Monthly Commitment Fees,
       (vi) the positive difference, if any, between MC Purchase Account Interest and MC Purchase Account Investment Income, and (vii) tax gross-up amounts, indemnification payments and increased costs, if any, payable to the MC Purchasers under th MC Purchase Agreement, in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 2000-A Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

       The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of May 22, 2000 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2000-A Master Trust Certificates for the Distribution Date occurring on December 15, 2000:


      1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

      2.  The undersigned is a Servicing Officer of Discover Bank as Master
          Servicer.

      3.  The aggregate amount of Collections processed during November, 2000
          is equal to                                                                          $5,477,970,442.75

      4.  The aggregate amount of Class A Principal Collections processed during
          November, 2000 is equal to                                                             $374,724,843.65

      5.  The aggregate amount of Class A Finance Charge Collections processed
          during November, 2000 is equal to                                                       $38,916,704.48

      6a. The aggregate amount of Class A Principal Collections recharacterized as
          Series Yield Collections during November, 2000 is equal to                                       $0.00

      6b. The aggregate amount of Class A Additional Funds for this Distribution
          Date is equal to                                                                                 $0.00

      7.  The sum of all amounts payable to the Class A Certificateholders
          on the current Distribution Date is equal to                                            $13,769,389.51

      8.  The sum of all amounts payable for benefit of the Class A Discount
          Certificateholders on the current Distribution Date is equal to                         $13,769,389.51

      9.  The sum of all amounts payable to the Class A Extended
          Certificateholders on the current Distribution Date is equal to                                   0.00

      10. The sum of all amounts payable to the Class A Maturity
          Certificateholders on the current Distribution Date is equal to                                   0.00


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

      11. The amount of drawings under the Credit Enhancement required to be made on
          the related Drawing Date pursuant to the Series Supplement:                                       0.00

          (a)  with respect to the Class A Required Amount Shortfall
               is equal to                                                                                 $0.00

          (b)  with respect to the Class A Cumulative Investor Charged-Off
               Amount is equal to                                                                          $0.00

          (c)  with respect to the Class A Investor Interest is equal to
                                                                                                           $0.00

      12. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 18 of the Series Supplement.


          IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of December, 2000.

Series 2000-A

                                DISCOVER BANK
                                as Master Servicer

                                By:
                                   --------------------------------------
                                Vice President, Chief Accounting Officer,
                                and Treasurer